UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2013

JACK HENRY & ASSOCIATES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-14112 (Commission File Number)	43-1128385 (I.R.S. Employer Identification No.)

663 Highway 60, P.O. Box 807
Monett, Missouri 65708
(Address of principal executive office) (Zip Code)

(417) 235-6652
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The undersigned Registrant previously reported the voting results of the Annual Meeting of Stockholders of Jack Henry & Associates, Inc in its Current Report on Form 8-K filed on November 14, 2013 (the “Initial 8-K”). This Amendment Number 1 to Current Report on Form 8-K/A amends the Initial 8-K to correct a name in the voting results table in Item 5.07(b)(1).

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Stockholders of Jack Henry & Associates, Inc. (the "Company") was held on November 13, 2013.

(b)	The Company's stockholders elected all of the Company's nominees for director, and voted on other matters, with final voting results as follows:

(1) Elected the following directors to hold office for one-year terms ending at the 2014 Annual Meeting of Stockholders or until their successors are elected and qualified:

Name	For	Withheld	Broker Non-Votes
Matthew C. Flanigan	70,022,464	224,522	7,437,058
Wesley A. Brown	70,022,713	224,273	7,437,058
Marla K. Shepard	69,852,075	394,911	7,437,058
John F. Prim	69,142,425	1,104,561	7,437,058
Thomas H. Wilson	70,023,710	223,276	7,437,058
Jacque R. Fiegel	69,851,342	395,644	7,437,058
Thomas A. Wimsett	70,021,468	225,518	7,437,058
Laura G. Kelly	70,009,933	237,053	7,437,058

(2) Approved the compensation of the Company's named executive officers:

For	Against	Abstain	Broker Non-Votes
69,617,016	444,007	185,941	7,437,058

(3) Ratified the selection of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2014:

For	Against	Abstain
76,713,140	769,320	201,562

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK HENRY & ASSOCIATES, INC.
(Registrant)

Date: November 15, 2013                By:  /s/ Kevin D. Williams
Kevin D. Williams
Chief Financial Officer